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                                                                    EXHIBIT 10.9

                                              [As amended through July 18, 1995]

Delta Air Lines, Inc.
INCENTIVE COMPENSATION PLAN

ARTICLE 1. ESTABLISHMENT AND PURPOSE

         1.1 ESTABLISHMENT OF THE PLAN. Delta Air Lines, Inc., a Delaware corporation (the "Company"), hereby establishes an annual incentive compensation plan to be known as "The Delta Air Lines, Inc. Incentive Compensation Plan" (the "Plan"), as set forth in this document. The Plan permits the awarding of annual cash bonuses to Employees of the Company, based on the achievement of pre-established performance goals.

         The Plan shall become effective as of July 1, 1994 (the "Effective Date") and shall remain in effect until terminated by the Board.

         1.2 PURPOSE. The purposes of the Plan are to: (a) increase the incentives to Participants to achieve annual goals that are within group and/or individual control, and are considered key to the Company's success; (b) encourage teamwork among Participants in various segments of the Company; and
(c) reward performance with pay that varies in relation to the extent to which the pre-established goals are achieved.

ARTICLE 2. DEFINITIONS.

         Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

         2.1 "AWARD OPPORTUNITY" means the various levels of incentive award payouts which a Participant may earn under the Plan, including Target Incentive Awards, as established by the Committee pursuant to Sections 5.1 and 5.2 herein.

         2.2 "BOARD" OR "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         2.3 "CHANGE IN CONTROL" shall be deemed to have occurred:

         (a) Fifteen (15) days after a public announcement that any person (as that term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), without prior approval of the Board, has acquired, either directly or indirectly, beneficial ownership of securities representing twenty percent (20%) or more of the total votes that could be cast by the holders of all of the Company's outstanding securities entitled to vote in elections of Directors; or
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         (b)  When individuals constituting the Board as of the Effective Date
(or the successors of such individuals nominated by a Board of Directors on which such individuals or such successors constituted a majority) cease to constitute a majority of the Board of Directors.

         2.4  "CODE"  means the Internal Revenue Code of 1986, as amended.

         2.5 "COMMITTEE" means a committee of two (2) or more individuals, appointed by the Board to administer the Plan, pursuant to Article 3 herein.

         2.6 "COMPANY" means Delta Air Lines, Inc., a Delaware corporation (including any and all Subsidiaries), and any successor thereto.

         2.7 "DISABILITY" means a disability which would qualify the Participant for Long-Term Disability benefits as defined in Section 4.03 of the Delta Family-Care Disability and Survivorship Plan, as may be amended from time to time.

         2.8 "EFFECTIVE DATE" means the date the Plan becomes effective, as set forth in Section 1.1 herein.

         2.9  "EMPLOYEE" means a full-time, salaried employee of the Company.

         2.10 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

         2.11 "EXECUTIVE OFFICER" means a Participant who, as of the last day of the applicable Plan Year, is an officer of the Company at or above the level of Senior Vice President.

         2.12 "FINAL AWARD" means the actual award earned during a Plan Year by a Participant, as determined by the Committee.

         2.13 "PARTICIPANT" means an Employee who is actively participating in the Plan.

         2.14 "PLAN YEAR" means the Company's fiscal year.

         2.15 "RETIREMENT" shall have the meanings ascribed to Early, Normal or Deferred Retirement in the Company's defined benefits tax-qualified retirement pension plan applicable to the Participant.

         2.16 "SUBSIDIARY" means any corporation (other than the Company) in which the Company or a Subsidiary of the Company owns fifty percent (50%) or more of the total combined voting power of all classes of stock.


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         2.17  "TARGET INCENTIVE AWARD"  means the award which may be paid to a
Participant when "targeted" performance results, as established by the Committee, are attained.

ARTICLE 3. ADMINISTRATION

         3.1 THE COMMITTEE. The Plan shall initially be administered by the Personnel, Compensation & Nominating Committee of the Board. Subject to the terms of this Plan, the Board may appoint a successor Committee to administer the Plan. The members of the Committee shall be appointed by, must be members of, and shall serve at the discretion of, the Board.

         3.2 AUTHORITY OF THE COMMITTEE. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to select Employees who shall participate in the Plan; determine the size and types of Award Opportunities and Final Awards; determine the terms and conditions of Award Opportunities in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and (subject to the provisions of Article 8 herein) amend the terms and conditions of any outstanding Award Opportunity to the extent such terms and conditions are within the sole discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authority hereunder.

         3.3 DECISIONS BINDING. All determinations and decisions of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding, and conclusive upon all parties.

ARTICLE 4.  ELIGIBILITY AND PARTICIPATION

         4.1 ELIGIBILITY. All Employees who are deemed by the Committee to be key employees shall be eligible to participate in the Plan for such Plan Year.

         4.2 PARTICIPATION. No later than ninety (90) days after the beginning of each Plan Year, the Committee shall determine participation in the Plan based upon the criteria set forth in Section 4.1 herein. Employees who are chosen to participate in the Plan in any given Plan Year shall be so notified in writing, and shall be apprised of the performance measure(s), performance goal(s), and related Award Opportunities for the relevant Plan Year, as soon as is practicable.

         4.3 PARTIAL PLAN YEAR PARTICIPATION. An Employee who becomes eligible after the beginning of a Plan Year may participate in the Plan for that Plan Year; however, such Employee's Target Incentive Award shall be prorated to reflect his or her months of participation during the Plan Year. Such situations may include, but are not limited to (a)


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new hires; (b) when an Employee is promoted to a position which meets the eligibility criteria; or (c) when an Employee is transferred from an affiliate which does not participate in the Plan.

         The Committee, in its sole discretion, retains the right to prohibit or allow participation in the initial Plan Year of eligibility for any of the aforementioned Employees.

         4.4  NO RIGHT TO PARTICIPATE.   No Participant or other Employee shall
at any time have a right to be selected for participation in the Plan for any Plan Year, despite having previously participated in the Plan.

ARTICLE 5. AWARD DETERMINATION

         5.1  PERFORMANCE MEASURES AND PERFORMANCE GOALS.  No later than ninety
(90) days after the beginning of each Plan Year, the Committee shall select performance measures and shall establish performance goals for that Plan Year. Except as provided in Article 8 herein, the performance measures may be based on any combination of corporate, divisional, and/or individual goals.

         For each Plan Year, the Committee shall establish ranges of attainment of the performance goals which will correspond to various levels of Award Opportunities. Each performance goal range shall include a level of performance at which one hundred percent (100%) of the Target Incentive Award may be earned. In addition, each range shall include levels of performance above and below the one hundred percent (100%) performance level at which a greater or lesser percent of the Target Incentive Award may be earned.

         After the performance goals are established, the Committee will align the achievement of the performance goals with the Award Opportunities (as described in Section 5.2 herein), such that the level of achievement of the pre-established performance goals at the end of the Plan Year will determine the Final Awards. Except as provided in Article 8 herein, the Committee shall have the authority to exercise subjective discretion in the determination of Final Awards.

         The Committee may establish one or more Company-wide performance measures which must be achieved for any Participant to receive a Final Award payment for that Plan Year.

         Following the completion of each Plan Year, if the performance goals were met, the Committee shall certify in writing that the performance goals for such Plan Year were satisfied.

         5.2 AWARD OPPORTUNITIES. No later than ninety (90) days after the beginning of each Plan Year, the Committee shall establish, in writing, Award Opportunities, which correspond to various levels of achievement of the pre-established performance goals. The established Award Opportunities may vary in relation to the job classification of each Participant or


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among Participants in the same job classification.  Except as provided in
Article 8 herein, in the event a Participant changes job levels during a Plan Year, the Participant's Award Opportunity may be adjusted to reflect the amount of time at each job level during the Plan Year.

         5.3 ADJUSTMENT OF PERFORMANCE GOALS AND AWARD OPPORTUNITIES. Once established, performance goals normally shall not be changed during the Plan Year. However, except as provided in Article 8 herein, if the Committee determines in its sole discretion that external changes or other unanticipated business conditions have materially affected the fairness of the goals, then the Committee may approve appropriate adjustments to the performance goals (either up or down) during the Plan Year as such goals apply to the Award Opportunities of specified Participants.

         Notwithstanding any other provision of this Plan, in the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368), or any partial or complete liquidation of the Company, such adjustment shall be made in the Award Opportunities and/or the performance measures or performance goals related to then-current performance periods, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that subject to Article 8 herein, any such adjustment shall not be made if it would eliminate the ability of Award Opportunities held by Executive Officers to qualify for the "performance-based" exception under Code Section 162(m).

         5.4 FINAL AWARD DETERMINATIONS. As soon as practicable after the end of each Plan Year, Final Awards shall be computed for each Participant as determined by the Committee. Subject to the terms of Article 8 herein, Final Award amounts may vary above or below the Target Incentive Award, based on the level of achievement of the pre-established corporate, divisional, and/or individual performance goals. Except as provided in Article 8 herein, the Committee shall have discretion to increase, reduce or eliminate any or all Final Awards that otherwise would be paid.

         5.5 AWARD LIMIT. The Committee may establish guidelines governing the maximum Final Awards that may be earned by Participants (either in the aggregate, by Employee class, or among individual Participants) in each Plan Year. The guidelines may be expressed as a percentage of Company-wide goals of financial measures, or such other measures as the Committee shall from time to time determine; provided, however, that the maximum payout with respect to a Final Award payable to any one Participant in connection with performance in any one Plan Year shall be three million dollars ($3,000,000).

         5.6 THRESHOLD LEVELS OF PERFORMANCE. The Committee may establish minimum levels of performance goal achievement, below which no payouts of Final Awards shall be made to any Participant.


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ARTICLE 6. PAYMENT OF FINAL AWARDS

         6.1 FORM AND TIMING OF PAYMENT. Unless a deferral election is made by a Participant pursuant to Section 6.2 herein, or deferral of all or a portion of a Participant's Final Award is required by Section 6.3, each Participant's Final Award shall be paid in cash, in one lump sum, within seventy-five (75) days after the end of each Plan Year.

         6.2 VOLUNTARY DEFERRAL OF FINAL AWARD PAYOUTS. A Participant may defer receipt of some or all payments otherwise due under the Plan pursuant to the terms of the Company's Executive Deferred Compensation Plan.

         6.3 REQUIRED DEFERRAL OF FINAL AWARD PAYOUTS. In the event that all or a portion of a Participant's Final Award is not deductible by the Company due to limits contained in Code Section 162(m) or any successor Code Section, payment of the nondeductible portion of such Final Award shall be deferred until such time as it may be deducted by the Company subject to such terms and conditions as the Committee determines to be appropriate. Rates of interest on such deferred amounts shall be determined by the Committee in a manner consistent with the requirements of Code Section 162(m) and the Regulations thereunder.

         6.4  UNSECURED INTEREST.   No Participant or any other party claiming
an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. To the extent that any party acquires a right to receive payments under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

ARTICLE 7. TERMINATION OF EMPLOYMENT

         7.1 TERMINATION OF EMPLOYMENT DUE TO DEATH, DISABILITY OR RETIREMENT. In the event Participant's employment is terminated by reason of death, Disability, or Retirement, the Final Award determined in accordance with
Section 5.4 herein shall be reduced to reflect participation prior to termination only. The reduced award shall be determined by multiplying said Final Award by a fraction, the numerator of which is the number of days of employment in the Plan Year through the date of employment termination, and the denominator of which is three hundred sixty-five (365). In the case of a Participant's Disability, the employment termination shall be deemed to have occurred on the date that the Committee determines the definition of Disability to have been satisfied.

         The Final Award thus determined shall be paid within seventy-five (75) days following the end of the Plan Year in which employment termination occurs.

         7.2  TERMINATION OF EMPLOYMENT FOR OTHER REASONS.   In the event a
Participant's employment is terminated for any reason other than death, Disability, or Retirement (of which the Committee shall be the sole judge), the Participant's opportunity to receive a Final Award for the Plan Year then in progress shall be forfeited. However, the Committee, in its sole



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discretion, may pay a prorated award for the portion of the Plan Year that the
Participant was employed by the Company, computed as determined by the Committee.

ARTICLE 8. EXECUTIVE OFFICERS

         8.1 APPLICABILITY OF ARTICLE 8. The provisions of this Article 8 shall apply only to Executive Officers. In the event of any inconsistencies between this Article 8 and the other Plan provisions as they pertain to Executive Officers, the provisions of this Article 8 shall control.

         8.2  ESTABLISHMENT OF AWARD OPPORTUNITIES.  Except as provided in
Section 8.7 herein, Award Opportunities for Executive Officers shall be established as a function of each Executive Officer's Base Salary (as defined below). No later than ninety (90) days after the beginning of each Plan Year, the Committee shall establish, in writing, various levels of Final Awards which may be paid with respect to specified levels of attainment of the pre-established performance goals.

         For purposes of this Article 8, "Base Salary" shall mean, as to any specific Plan Year, a Participant's regular annual salary rate as of the first day of the Plan Year. Regular salary shall not be reduced by any voluntary salary reductions or any salary reduction contributions made to any defined contribution plan or other deferred compensation plans of the Company, but shall not include any payments under this Plan or any other bonuses, incentive pay, or special awards.

         8.3 COMPUTATION OF FINAL AWARDS. Each Executive Officer's Final Award shall be based on: (a) the Executive Officer's Target Incentive Award;
(b) the potential Final Awards corresponding to various levels of achievement of the pre-established performance goals, as established by the Committee; and
(c) Company performance in relation to the pre-established performance goals. Except as provided in Section 8.7 herein, performance measures which may serve as determinants of Executive Officers' Award Opportunities shall be limited to the Company's Pretax Income, Return on Assets, Operating Cash Flow, Return on Equity, Growth in Revenues, Net Income, Net Profit Margin, Operating Profit Margin and Earnings per Share.

         8.4  NO MID-YEAR CHANGE IN AWARD OPPORTUNITIES.  Except as provided in
Section 8.7 herein, each Executive Officer's Final Award shall be based exclusively on the Award Opportunity levels established by the Committee pursuant to Section 8.2 above.

         8.5  NONADJUSTMENT OF PERFORMANCE GOALS.   Except as provided in
Section 8.7 herein, performance goals shall not be changed following their establishment, and Executive Officers shall not receive any payout when the minimum performance goals are not met or exceeded.

         8.6 INDIVIDUAL PERFORMANCE AND DISCRETIONARY ADJUSTMENTS. Except as provided in the second sentence of this Section 8.6 and in Section 8.7 herein, subjective evaluations of


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individual performance of Executive Officers shall not be reflected in their
Final Awards. However, the Committee shall have the discretion to reduce or eliminate the amount of the Final Award otherwise payable to an Executive Officer.

         8.7 POSSIBLE MODIFICATIONS. If, on the advice of the Company's counsel, the Committee determines that Code Section 162(m) and the Regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by permitting greater discretion and/or flexibility with respect to Award Opportunities granted to Executive Officers pursuant to this Article 8, then the Committee may, in its sole discretion, apply such greater discretion and/or flexibility to such Award Opportunities as is consistent with such advice and the terms of this Plan, and, to the extent permitted by such advice, without regard to the restrictive provisions of this Article 8.

         In addition, in the event that changes are made to Code Section 162(m) or the Regulations thereunder to permit greater flexibility with respect to any Award Opportunities under the Plan, the Committee may exercise such greater flexibility consistent with the terms of the Plan and, to the extent of such changes, without regard to the restrictive provisions of this Article 8.

ARTICLE 9. RIGHTS OF PARTICIPANTS

         9.1 EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

         9.2 NONTRANSFERABILITY. No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, execution, levy, garnishment, attachment, pledge, and bankruptcy.

ARTICLE 10. BENEFICIARY DESIGNATION.

         Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. Beneficiary designations filed with respect to predecessor plans prior to the adoption of this Plan shall be effective with respect to this Plan. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.


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ARTICLE 11. CHANGE IN CONTROL

         In the event of a Change in Control, each Participant shall, in the sole discretion of the Committee, be entitled to a pro rata payment of his or her Final Award for the Plan Year during which such Change in Control occurs, as determined by the Committee. In such circumstances the Committee shall determine the Final Award based upon performance during the Plan Year until the date of the Change of Control. Such proration shall be determined as a function of the number of days within the Plan Year prior to the effective date of the Change in Control, in relation to three hundred sixty-five (365). Such amount shall be paid in cash to each Participant within one hundred twenty (120) days after the effective date of the Change in Control.

ARTICLE 12. AMENDMENTS

         The Committee or the Board, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a Participant (or his or her beneficiary in the case of the death of the Participant), reduce the right of a Participant (or his or her beneficiary as the case may be) to a payment or distribution hereunder to which he or she is entitled.

ARTICLE 13. MISCELLANEOUS

         13.1 GOVERNING LAW. The Plan, and all agreements hereunder, shall be governed by and construed in accordance with the laws of the state of Georgia.

         13.2 WITHHOLDING TAXES. The Company shall have the right to deduct from all payments under the Plan any foreign, Federal, state, or local income or other taxes required by law to be withheld with respect to such payments. Before payment of any Final Award may be deferred under Article 6, the Company may require that the Participant pay or agree to withholding for any foreign, Federal, state or local income or other taxes which may be imposed on any amount deferred.

         13.3 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

         13.4 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

         13.5 COSTS OF THE PLAN. All costs of implementing and administering the Plan shall be borne by the Company.

         13.6  SUCCESSORS.   All obligations of the Company under the Plan
shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such


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successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.


         13.7 OTHER PLANS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.


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